CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated October 4, 1996 on the financial statements referred to therein, in this Registration Statement on Form N-1A, file No. 333-7595, of O'Shaughnessy Funds, Inc., as filed with the Securities and Exchange Commission.

         We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Auditors".





                             McGladrey & Pullen, LLP



New York, New York
October 4, 1996